Exhibit 1.253 - By-Laws of Trans Western Polymers, Inc.

BY-LAWS
OF
TRANS WESTERN POLYMERS, INC.

ARTICLE I
ARTICLE II
ARTICLE IIIShareholders
Section 1.    Place of Meetings.
All meetings of shareholders shall be held at the principal executive office of the Corporation, or at any other place, within or without the State of California, specified by the Board of Directors. The place of any meeting of shareholders shall be specified in the notice calling such meeting.
Section 2.    Annual Meeting.
The annual meeting of the shareholders shall be held at 10:00 o’clock a.m., on the 1st day in December in each year, if not a legal holiday, and if a legal holiday, on the next business day following. In the event the annual meeting of shareholders shall not be held on the date above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and any business transacted or election held at such meeting shall be as valid as if such business were transacted or election held at the annual meeting. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.
Section 3.    Special Meetings.
A special meeting of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board, by the President, but the Board of Directors, or by one or more shareholders holding not less than one-tenth (1/10) of the voting-power of the Corporation.
Upon request in writing to the Chairman of the Board, the President, the Vice President or the Secretary of the Corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of shareholders, it shall be the duty of the officer to whom such request is made forthwith to cause notice to be given to the shareholders entitled to vote that a meeting of the shareholders will be held at a time, requested by the person or persons calling the meeting, which shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request.
Section 4.    Notice of Meetings.
Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting. In the case of a special meeting, such notice shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting. In the case of the annual meeting, the notice shall specify those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which the directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by management for election.
Notice of a shareholders’ meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.
When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 5.    Consent to Shareholders’ Meetings
and Actions without Meetings.
The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes, thereof, except that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to Section 310 (transactions between the Corporation and one or more of the directors), Section 902 (amendment to Articles of Incorporation), Section 1201 (reorganization), Section 1900 (voluntary dissolution) or Section 2007 (plan of distribution upon dissolution) of the California Corporations Code shall be valid only if the general nature of the proposal so approved is stated in the notice of meeting or in any written waiver of notice.
Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval pursuant to Section 310 (transactions between the Corporation and one or more of the directors), Section 317 (indemnification of an officer, director or employee), Section 1201 (reorganization), or Section 2007 (plan of distribution upon dissolution) of the California Corporations Code without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval to those shareholders entitled to vote who have not consented in writing. Prompt notice also shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.
Section 6.    Quorum.
A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders.
The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided hereinabove.
Section 7.    Voting Rights.
Except as otherwise provided by law and except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.
Each person entitled to vote shares may authorize, another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Subject to the foregoing, every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.
Any form of proxy or written consent distributed to ten (10) or more shareholders of the Corporation with outstanding shares held of record by one hundred (100) or more persons shall afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited or by such written consent, other than elections to office, and shall provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with respect to any such matter the shares will be voted in accordance therewith. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

Every form of proxy or written consent, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain,” whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked “abstain” by the shareholder with respect to a particular proposal shall not be voted either for or against such a proposal.
Subject to the provisions of the next sentence, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and given one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder’s shares) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.
Section 8.    Determination of Shareholders of Record.
In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.
If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.
Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement.
For the purpose of determining whether the Corporation has outstanding shares held of record by one hundred (100) or more persons, shares shall be deemed to be “held of record” by each person who is identified as the owner of such shares on the record of shareholders maintained by or on behalf of the Corporation, in accordance with Section 605 of the California Corporations Code.

ARTICLE IV
ARTICLE V
ARTICLE VIBoard of Directors
Section 1.    Number and Term of Office.
The number of directors of the Corporation shall be two (2) until changed by amendment of the Articles of Incorporation or by amendment of this section of the By-Laws adopted by the approval of the outstanding shares; provided, however, that if the number of directors shall be increased to five or more, a By-law or amendment of the Articles of Incorporation reducing the fixed or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote, and provided further that if the number of directors of the Corporation is set forth in the Articles of Incorporation, the number may only be changed by an amendment of the Articles of Incorporation. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting; but if any such annual meeting is not held, or the directors not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected or qualified.
Section 2.    Vacancies.
A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation, or removal of any director in accordance with Section 303 or Section 304 of the California Corporations Code, or a change in the authorized number of directors by the Board of Directors or by the shareholders, or if a vacancy is declared by the Board of Directors to exist for one of the reasons specified in Section 301 of the California Corporations Code.
Unless otherwise provided in the Articles of Incorporation or these By-Laws and except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not a quorum, or by a sole remaining director. Unless the Articles of Incorporation or a By-Law adopted by the shareholders provide that the Board of Directors may fill vacancies occurring in the Board of Directors by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders.

The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.
If, after the filing of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.
Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Section 3.    Meetings.
The Board of Directors shall hold a regular meeting immediately after the meeting of shareholders at which it is elected and at the place where such meeting is held for the purpose of appointing officers of the Corporation and otherwise organizing and for the transaction of other business, and notice of such meeting is hereby dispensed with.
Meetings of the Board of Directors may be called by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the By-Laws or the Board of Directors. Special meetings of the Board of Directors shall be held upon four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone or telegraph. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the By-Laws or by resolution of the Board of Directors.
Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.
The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 4.    Quorum.
A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. A quorum shall not be less than one-third (1/3) of the authorized number of directors or less than two (2), whichever is larger unless the authorized number of directors is one (1), in which case one director constitutes a quorum.
Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless otherwise provided by law, or unless a greater number be required by the Articles of Incorporation, or these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such a meeting.
Section 5.    Action Without a Meeting.
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
Section 6.    General and Specific Powers and Duties.
The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.
A director shall perform the duties of a director, including duties as a member of any committee of the Board of Directors upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.
Section 7.    Fees and Compensation.
Directors and members of committees may receive such compensation, if any for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

ARTICLE VII
ARTICLE VIII
ARTICLE IXOfficers and Committees
Section 1.    Designation of Officers.
The officers of the Corporation shall consist of the Chairman of the Board or the President or both, the Secretary, and the Chief Financial Officer, and each of them shall be appointed by the Board of Directors. The Corporation may also have such other officers as may be appointed by the Board of Directors with such titles and duties as may be determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates. If the Board shall name one or more persons as Vice Presidents, the order of their seniority shall be in the order of their nomination, unless otherwise determined by the Board of Directors. Any number of offices may be held by the same person. All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected; provided that all officers may be removed at any time at the pleasure of the Board of Directors, and upon the removal, resignation, death or incapacity of any officer, the Board of Directors may declare such office vacant and fill such vacancy. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The salary and other compensation of the officers shall be fixed, from time to time, by resolution of the Board of Directors.
Section 2.    Duties of the Chairman of the Board.
The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors. He shall have authority to execute in the name of the Corporation bonds, contracts, deeds, leases and other written instruments to be executed by the Corporation (except where by law the signature of the President is required) and shall perform such other duties as the Board of Directors may from time to time determine.
Section 3.    Duties of the President.
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the general manager and chief executive officer of the Corporation and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or, if there be none, at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time determine.
Section 4.    Duties of Vice Presidents.
If the Board of Directors shall appoint one or more Vice Presidents, the Vice Presidents, in the order of their seniority, unless otherwise established by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors shall designate from time to time.
Section 5.    Duties of Secretary.
The Secretary shall attend all meetings of the shareholders, of the Board of Directors, and of any committee appointed pursuant to Section 7 of this Article III and shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a minute book of all such meetings, containing all acts and proceedings thereof, the time and place of holding thereof, whether regular or special, and, if special, how authorized the notice thereof given, the names of those present at directors’ or committee meetings, and the number of shares present or represented at shareholders’ meetings. The Secretary shall give notice, in conformity with these By-Laws, of all meetings of the shareholders, and of all meetings of the Board of Directors or any such committee requiring notice. The Secretary shall keep or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for same; and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall keep the seal of the Corporation in safe custody and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
Section 6.    Duties of Chief Financial Officer.
The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form as often as required by the Board of Directors. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Deputy Financial Officer to assume and perform the duties of the Chief Financial Officer, and each Deputy Financial Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 7.    Appointment of Committees.
The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors.
The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.
Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have all the authority of the Board of Directors, except with respect to: (a) the approval of any action for which shareholders’ approval or approval of the outstanding shares is required by law; (b) the filling of vacancies on the Board of Directors or in any committee; (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of By-Laws or the adoption of new By-Laws; (e) the amendment or repeal of any resolution of the Board of Directors, which by its express terms is not so amendable or repealable; (f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and (g) the appointment of other committees of the Board of Directors or the members thereof.
Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 7 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal executive office of the Corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by the Chairman of the Board, the President and any Vice President who is a member of such committee, or by any two members thereof, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors; and a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business.

ARTICLE X
ARTICLE XI
ARTICLE XIIExecution of Corporation Instruments,
ARTICLE XIIIRatification of Contracts, and
ARTICLE XIVVoting of Stocks Owned by the Corporation
ARTICLE XV
Section 1.    Execution of Corporate Instruments.
The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.
Unless otherwise required by law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Deputy Financial Officer of the Corporation, is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.
All checks and drafts drawn on banks or other depositories of funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as are authorized to do so.
Section 2.    Ratification by Shareholders.
The Board of Directors may, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders or at any special meeting of shareholders called for that purpose; and any contract or act which shall be approved or ratified by the shareholders or by the outstanding shares shall be as valid and binding upon the Corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the Corporation, unless a greater vote is required by law for such purpose.
Section 3.    Voting of Stocks Owned by Corporation.
All stock of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board or by the President or any Vice President.

ARTICLE XVI
ARTICLE XVII
ARTICLE XVIIIShares of Stock
Section 1.    Form of Certificates.
Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or a Deputy Financial Officer or

the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the issuance of such certificate by the Corporation shall have the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
If the shares of the Corporation are classified or if any class of shares has two or more series, there shall appear on the certificate one of the following: (a) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof; (b) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any Certificates of Determination establishing the same; (c) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in (a) above.
There shall also appear on the certificate the statements required by all of the following clauses to the extent applicable: (1) the fact that the shares are subject to restrictions upon transfer; (2) if the shares are assessable or are not fully paid, a statement that they are assessable or, on partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon; (3) the fact that the shares are subject to a close corporation voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the Corporation; (4) the fact that the shares are redeemable; and (5) the fact that shares are convertible and the period for conversion. Any such statement or reference thereto on the face of the certificate required by this paragraph shall be conspicuous.
When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for any outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors.
Section 2.    Transfer of Shares.
Shares of stock of the Corporation may be transferred in any manner permitted or provided by law. Before any transfer of stock is entered upon the books of the Corporation, or any new certificate issued therefor, the old certificate properly endorsed shall be surrendered and cancelled, except when a certificate has been lost or destroyed.
Section 3.    Lost Certificates.
The Corporation shall issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, provided that, prior to the issuance of such new certificate, the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 4.    Electronic Securities Recordation.
Nothwithstanding the provisions of Sections 1 through 3, inclusive hereinabove, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted by the California Corporations Code.

ARTICLE XIX
ARTICLE XX
ARTICLE XXIAnnual Report
The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

ARTICLE XXII
ARTICLE XXIII
ARTICLE XXIVAmendments
The By-Laws of the Corporation shall be subject to amendment or repeal and new By-Laws may be adopted by the approval of the outstanding shares. Subject to the right of the shareholders to adopt, amend or repeal the By-Laws, the By-Laws (other than a By-Law or an amendment thereof changing the authorized number of directors) may be adopted, amended, or repealed by the affirmative vote of a majority of the directors.

ARTICLE XXV
ARTICLE XXVI
ARTICLE XXVIIDefinitions
As used in these By-Laws, the following terms shall have the meanings indicated unless otherwise expressly provided to the contrary or unless the context in which such terms are used indicates that a different meaning is intended.

(a)“Meeting” and “meetings” shall include all meetings of shareholders or directors or committees, as the case may be, whether annual, regular, or special.
(b)“Principal executive office” shall mean that place which is from time to time fixed by the Board of Directors as the principal executive office for the transaction of the business of the Corporation.
(c)“Approved by (or approval of) the outstanding shares” shall mean approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Such approval shall include the affirmative vote of a majority of the outstanding shares of each class or series entitled, by any provisions of the Articles of Incorporation or by law, to vote as a class or series on the subject matter being voted upon and shall also include the affirmative vote of such greater proportion (including all) of the outstanding shares of any class or series if such greater proportion is required by the Articles of Incorporation or by law.
(d)“Approved by (or approval of) the shareholders” shall mean approved or ratified by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders or by the affirmative vote or written consent of such greater proportion (including all) or the shares of any class or series as may be provided in the Articles of Incorporation or by law for all or any specified shareholder action.
AMENDMENT TO BYLAWS
OF
TRANS WESTERN POLYMERS, INC.

Victor Lance Mitchell and Joseph E. Doyle state as follows:

1.	They are president and secretary of Trans Western Polymers, Inc. (“TWP”).

2.	They are directors of TWP.

3.	They consent to this Amendment of the Bylaws without notice of a shareholders’ meeting or a directors’ meeting.

4.	Article II, Section 1 of the Corporation’s Bylaws be, and hereby is, amended and restated in its entirety to read as follows:
“Number and Term of Office. The number of directors which shall constitute the board shall be three (3), except as otherwise established from time to time by resolution of the board. Each director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.”
Date: February 13, 2014

/s/ Victor Lance Mitchell Victor Lance Mitchell President	/s/ Joseph E. Doyle Joseph E. Doyle Secretary